Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

BioXcel Therapeutics, Inc.

New Haven, CT

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2019, relating to the financial statements of BioXcel Therapeutics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Stamford, CT

March 11, 2019